Exhibit 23(g)7


Amendment to the Custodian Agreement between certain open-end management investment companies, as listed on the attached Appendix C and Brown Brothers Harriman & Co., dated June 29, 2001 to include Phoenix-Aberdeen Series Fund for Phoenix-Aberdeen Global Small Cap Fund and Phoenix-Aberdeen New Asia Fund; The Phoenix Edge Series Fund for Phoenix-Aberdeen New Asia Series and Phoenix-Sanford Bernstein Global Value Series, Phoenix-Aberdeen International Series; The Phoenix Multi-Portfolio Fund for the Phoenix-Aberdeen International Fund and Phoenix-Aberdeen Worldwide Opportunities Fund

                                   APPENDIX C
                                       TO
                            THE CUSTODIAN AGREEMENTS
                                     BETWEEN
                CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES
                                       AND
                          BROWN BROTHERS HARRIMAN & CO.

                           Dated as of March 18, 2003



                          THE PHOENIX EDGE SERIES FUND
                                       for
                 Phoenix-Sanford Bernstein Global Value Series;
                   Phoenix-Aberdeen International Series; and
                Phoenix-Lazard International Equity Select Series



                        THE PHOENIX MULTI-PORTFOLIO FUND
                                       for
                     The Phoenix-Aberdeen International Fund


                  PHOENIX ABERDEEN WORLDWIDE OPPORTUNITIES FUND



IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such fund.




CERTAIN OPEN-END                            BROWN BROTHERS HARRIMAN & Co.
MANAGEMENT INVESTMENT
COMPANIES AS LISTED ON
APPENDIX C



BY: /s/ Richard J. Wirth                   BY: /s/ Stokley P. Towles
   -------------------------------            ----------------------------------
NAME: Richard J. Wirth                     NAME: Stokley P. Towles
TITLE:  Secretary                          TITLE:  Partner